Exhibit 10.26

MANAGEMENT AGREEMENT

THIS MANAGEMENT AGREEMENT (this “Agreement”) is made as of September 1, 2005, between VI Acquisition Corp., a Delaware corporation (the “Company”), and Kenneth L. Keymer (the “Director”).

The Company and Director desire to enter into an agreement pursuant to which Director will commit to purchase, and the Company will commit to sell, an aggregate of 2,901 shares of the Company’s Common Stock, par value $.0001 per share (the “Common Stock”).  All of such shares of Common Stock, together with any Common Stock or other securities of the Company issued with respect to Director Shares by way of a stock split, dividend or other recapitalization or reclassification, are referred to herein as “Director Shares.” Certain definitions are set forth in Section 7 of this Agreement.

The parties hereto agree as follows:

1.                                       Director Shares.

(a)                                  Upon execution of this Agreement, Director will purchase, and the Company will sell, 2,901 shares of Common Stock at a price of $4.53 per share, the fair market value of the Common Stock on the date hereof.  The Company will deliver to Director the certificates representing such Director Shares, and Director will deliver to the Company a cashier’s or certified check or wire transfer of funds in the aggregate amount of $13,142.

(b)                                 Within thirty (30) days after the purchase by Director of Director Shares pursuant to this Agreement, Director will make an effective election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto.

(c)                                  In connection with the purchase and sale of the Director Shares pursuant hereto, Director represents and warrants to the Company that:

(i)                                     The Director Shares to be acquired by Director pursuant to this Agreement will be acquired for Director’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Director Shares will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(ii)                                  Director is an outside director of the Company, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Director Shares;

(iii)                               Director is able to bear the economic risk of his investment in the Director Shares for an indefinite period of time because the Director Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available;

(iv)                              Director has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Director Shares and has had full access to such other information concerning the Company as he has requested;

(v)                                 This Agreement and each of the other agreements contemplated hereby to which Director is a party constitute legal, valid and binding obligations of Director, enforceable in accordance with their terms, and the execution, delivery and performance of this Agreement and such other agreements by Director does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Director is a party or any judgment, order or decree to which Director is subject;

(vi)                              Director is not a party to or bound by any employment agreement, consulting agreement, noncompete agreement or confidentiality agreement which conflicts with the obligations set forth in this Agreement; and

(vii)                           Director is a resident of the State of Georgia.

(d)                                 As an inducement for the Company to commit to issue the Director Shares to Director, and as a condition thereto, Director acknowledges and agrees that neither any future issuance of capital stock of the Company to Director nor any provision contained herein shall entitle Director to remain in the service of the Company, or any Subsidiary, or affect the right of the Company or any Subsidiary to terminate Director’s services at any time for any reason.

2.                                       Vesting of Shares.

(a)                                  Except as otherwise provided in Section 2(b) below, the Director Shares purchased hereunder will become vested in accordance with the following schedule, if as of each such date Director is still serving as a director of the Company or is otherwise engaged to perform services on behalf of the Company or any Subsidiary of the Company:

Date	Cumulative Percentage of Director Shares to be Vested
1st Anniversary of this Agreement	25%
2nd Anniversary of this Agreement	50%
3rd Anniversary of this Agreement	75%
4th Anniversary of this Agreement	100%

(b)                                 Notwithstanding the foregoing or anything herein to the contrary, upon the occurrence of a Sale of the Company, all Director Shares which have not yet become vested shall become vested at the time of such Sale of the Company (such portion being referred to herein as the “Accelerated Shares”); provided, however, that Director shall not Transfer any interest in any Accelerated Shares unless and until such time as the Investors shall have received cash dividends or other cash proceeds resulting from any distributions on or dispositions of any Preferred Stock or Common Stock in an aggregate amount equal to the product of (i) two (2), multiplied by (ii) the aggregate purchase price paid by the Investors to the Company for all Preferred Stock, Common Stock and other equity interests of the Company purchased by the Investors (but not in any event including amounts committed but not yet contributed to the capital of the Company); and provided, further, that the Accelerated Shares shall at all times be subject to any other restrictions or limitations with respect to the Transfer thereof contained herein or in the Stockholders Agreement or as otherwise provided by law.  Director Shares which have become vested hereunder are referred to herein as “Vested Shares,” and all other Director Shares are referred to herein as “Unvested Shares.”

3.                                       Repurchase Option.

(a)                                  In the event Director ceases to be a director of the Company or to otherwise be engaged by the Company or any Subsidiary for any reason (a “Separation”), the Shares and all other Director Shares (whether held by Director or one or more of Director’s transferees, other than the Company and the Investors) will be subject to repurchase, in each case by the Company pursuant to the terms and conditions set forth in this Section 3 (the “Repurchase Option”).

(b)                                 In the event of a Separation, the Director Shares purchased hereunder shall be subject to repurchase as follows: (i) the purchase price for each Unvested Share of Common Stock will be the Director’s Original Cost for such share; and (ii) the purchase price for each Vested Share of Common Stock will be the Fair Market Value for such share.

(c)                                  In the event of a Separation, the Company may elect to purchase all or any portion of the Director Shares by delivering written notice (the “Repurchase Notice”) to the holder or holders of the Director Shares within 60 days after the Separation.  The Repurchase Notice will set forth the number of Unvested Shares and Vested Shares to be acquired from each holder, the aggregate consideration to be paid for such securities and the time and place for the closing of the transaction.  The number of each type of securities to be repurchased by the Company shall first be satisfied to the extent possible from the Director Shares held by Director at the time of delivery of the Repurchase Notice.  If the number of any or all types of Director Shares then held by Director is less than the total number of such securities which the Company has elected to purchase, the Company shall purchase the remaining securities elected to be purchased from the other holder(s) of Director Shares under this Agreement, pro rata according to the number of the applicable type of Director Shares held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).  The number of Unvested Shares and Vested Shares to be repurchased hereunder will be allocated among Director and the other holders of Director Shares (if any) pro rata according to the number of the applicable type of Director Shares to be purchased from such Person.

(d)                                 The closing of the purchase of the Director Shares pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 2 months nor less than 5 days after the delivery of such notice.  The Company will pay for the Director Shares to be purchased by it pursuant to the Repurchase Option by first offsetting amounts outstanding under any bona fide debts owed by Director to the Company, and will pay the remainder of the purchase price to the extent reasonably permissible under the Company’s and its Subsidiaries’ equity financing agreements and agreements evidencing indebtedness for borrowed money and to the extent the Company has the financial wherewithal at the time to make such payments, by a check or wire transfer of funds and, if not, by a subordinate note or notes, each on terms acceptable to banks and other financial institutions loaning money to the Company and its Subsidiaries, payable in up to three substantially equal, semi-annual installments beginning on the six month anniversary of the closing of such purchase and bearing interest (payable quarterly) at a rate per annum equal to the prime rate as published in The Wall Street Journal from time to time, in the aggregate amount of the purchase price for such securities.  The Company will be entitled to receive customary representations and warranties from the sellers of Director Shares (including representations and warranties regarding good title to the Director Shares, the absence of any liens on such title or other encumbrances with respect to the Transfer of the Director Shares and the ability of such sellers to consummate the sale).

(e)                                  Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Director Shares by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and as may be required by other parties in the Company’s and any Subsidiaries’ equity financing agreements and agreements evidencing indebtedness for borrowed money, if any.  If any such restrictions prohibit the repurchase of Director Shares hereunder which the Company is otherwise entitled or required to make, the Company may make such repurchases as soon as it is permitted to do so under such restrictions.

(f)                                    Notwithstanding anything to the contrary contained in this Agreement, if Director delivers the notice of objection described in the definition of Fair Market Value, or if the Fair Market Value of a Share is otherwise determined to be an amount more than 10% greater than the per share repurchase price for such Shares originally determined by the Board, the Company shall have the right to revoke its exercise of the Repurchase Option for all or any portion of the Shares elected to be repurchased by it by delivering notice of such revocation in writing to the holders of the Shares during (i) the thirty-day period beginning on the date the Company receives Director’s written notice of objection and (ii) the thirty-day period beginning on the date the Company is given written notice that the Fair Market Value of a Share was finally determined to be an amount more than 10% greater than the per share repurchase price for such Shares originally determined by the Board.

4.                                       Restrictions on Transfer of Director Shares.

(a)                                  Transfer of Director Shares.  Director shall not Transfer any interest in any Director Shares, except at such time as the restrictions herein terminate as provided in Section 4(b) below.  Notwithstanding the foregoing, the restrictions contained in this Section 4 will not apply with respect to (i) Transfers of shares of Director Shares pursuant to applicable laws of descent and distribution or (ii) Transfers of shares of Director Shares among Director’s Family Group; provided that in each case such restrictions will continue to be applicable to the Director Shares irrespective of any such Transfer.  Any transferee of Director Shares pursuant to a Transfer in accordance with the provisions of this Section 4(a) is herein referred to as a “Permitted Transferee.”  In addition to and without limitation on the operation of this Section 4, Director acknowledges that the Stockholders Agreement separately imposes restrictions on the Transfer of the Shares.

(b)                                 Termination of Restrictions.  With respect to Vested Shares only, any restrictions on the Transfer of Director Shares set forth in this Agreement will terminate on the earlier of (i) a Qualified Public Offering; or (ii) a Sale of the Company.

5.                                       Registration.  Director understands that the Shares are not currently being registered under the Securities Act by reason of their contemplated issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 701 thereof.  Director further agrees that he will not sell or otherwise dispose of the Shares unless such sale or other disposition has been registered or is exempt from registration under the Securities Act and has been registered or qualified or is exempt from registration or qualification under applicable securities laws of any state.  Director understands that a restrictive legend consistent with the foregoing, and as set forth in Section 6, will be placed on the certificates evidencing the Shares, and related stop transfer instructions will be noted in the stock transfer records of the Company and/or its stock transfer agent for the Shares.

6.                                       Additional Restrictions on Transfer of Director Shares.

(a)                                  Legend.  The certificates representing the Director Shares will bear a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF SEPTEMBER 1, 2005, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN A MANAGEMENT AGREEMENT BETWEEN THE COMPANY AND A DIRECTOR OF THE COMPANY DATED AS OF SEPTEMBER 1, 2005 AND IN THE STOCKHOLDERS AGREEMENT AMONG THE COMPANY AND CERTAIN INVESTORS ORIGINALLY DATED AS OF JUNE 13, 2003 AND JOINED BY THE HOLDER OF THESE SECURITIES ON SEPTEMBER 1, 2005.  A COPY OF EACH SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

(b)                                 Opinion of Counsel.  No holder of Director Shares may transfer any Director Shares (except pursuant to an effective registration statement under the Securities Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such Transfer.

7.                                       Definitions.

“Affiliate” of the Investors means any direct or indirect general or limited partner or member of an Investor, as applicable, or any employee or owner thereof, or any other person, entity or investment fund controlling, controlled by or under common control with an Investor.

“Director’s Family Group” means Director’s spouse and descendants (whether natural or adopted), any trust solely for the benefit of Director and/or Director’s spouse and/or descendants and any retirement plan for the Director.

“Fair Market Value” of each Share as of a relevant date means the average of the closing prices of the sales of the Common Stock on all securities exchanges on which such Common Stock may at the time be listed on that date, or, if there have been no sales on an exchange on which the Common Stock is listed on any day, the average of the highest bid and lowest asked prices on all nationally-recognized exchanges at the end of such day, or, if on any day such Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such Common Stock is not quoted in the NASDAQ System, of the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to such day.  If at any time such Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Fair Market Value will be the fair value of such Common Stock determined in good faith by the Board of Directors of the Company (the “Board Calculation”).  If the Director disagrees with the Board Calculation, the Director may, within 30 days after receipt of the Board Calculation, deliver a notice (an “Objection Notice”) to the Company setting forth the Director’s calculation of Fair Market Value.  The Board and the Director will negotiate in good faith to agree on such Fair Market Value, but if such agreement is not reached within 30 days after the Company has received the Objection Notice, Fair Market Value shall be determined by an appraiser selected by the Board, which appraiser shall submit to the Board and the Director a report within 30 days of its engagement setting forth such determination.  The expenses of such appraiser shall be borne by the Director unless the appraiser’s valuation is more than 10% greater than the amount determined by the Board, in which case, the costs of the appraiser shall be borne by the Company.  The determination of such appraiser shall be final and binding upon all parties.  If the Repurchase Option is exercised within 45 days after a Separation, then Fair Market Value shall be determined as of the date of such Separation; thereafter, Fair Market Value shall be determined as of the date the Repurchase Option is exercised.  A comparable process will be employed to determine the Fair Market Value of Preferred Stock.

“Investors” has the meaning set forth in the Stockholders Agreement.

“Original Cost” means, with respect to each share of Common Stock purchased hereunder, $4.53 (as proportionately adjusted for all subsequent stock splits, stock dividends and other recapitalizations).

“Person” means an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Preferred Stock” means preferred stock issued by the Company.

“Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker.

“Qualified Public Offering” means the sale in an underwritten public offering registered under the Securities Act of shares of the Company’s Common Stock approved by the Board of Directors pursuant to which the Investors have realized in cash a return of two or more times the amount of their investment in the Company.

“Sale of the Company” means any transaction or series of transactions pursuant to which (A) any Person(s) other than the Investors and their respective Affiliates in the aggregate acquire(s) (i) capital stock of the Company possessing the voting power (other than voting rights accruing only in the event of a default, breach or event of noncompliance) to elect a majority of the Company’s board of directors (whether by merger, consolidation, reorganization, combination, sale or transfer of the Company’s capital stock, shareholder or voting agreement, proxy, power of attorney or otherwise) or (ii) all or substantially all of the Company’s assets determined on a consolidated basis; provided that the term “Sale of the Company” shall not include any sale of equity or debt securities by the Company in a private offering to other investors selected by the Investors; or (B) more than 50% of the assets of the Company (treating investments in Affiliates as assets for these purposes) is spun off, split off or otherwise distributed.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Stockholders Agreement” means that certain Stockholders Agreement dated June 13, 2003 among the Company (including any amendments thereto), the Investors and certain other parties, and joined by the Director of even date herewith.

“Subsidiary” means any entity of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors, or the equivalent governing body, directly or through one or more subsidiaries.

“Transfer” means to sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law).

8.                                       Notices.  Any notice, consent, waiver and other communications required or permitted pursuant to the provisions of this Agreement must be in writing and will be deemed to have been properly given (a) when delivered by hand; (b) when sent by telecopier (with acknowledgment of complete transmission), provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three (3) days after sent by certified mail, return receipt requested; or (d) one (1) day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below:

If to the Company:

VI Acquisition Corp.

c/o Wind Point Partners

Suite 3700

676 North Michigan Avenue

Chicago, Illinois   60611

Attn:                    Michael Solot

Tel:                            (312) 255-4800

Fax:                           (312) 255-4820

If to the Director

Kenneth L. Keymer

1065 Charles Towne Square

Atlanta, Georgia  30328

with a copy to:

Sachnoff & Weaver, Ltd.

10 South Wacker Drive

40th Floor

Chicago, Illinois  60606

Fax:                           (312) 207-6400

Tel:                            (312) 207-1000

Attn:  Seth M. Hemming, Esq.

Each party will be entitled to specify a different address for the receipt of subsequent notices by giving written notice thereof to the other party in accordance with this Section 8.

9.                                       General Provisions.

(a)                                  Transfers in Violation of Agreement.  Any Transfer or attempted Transfer of any Director Shares in violation of any provision of this Agreement shall be null and void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Director Shares as the owner of such securities for any purpose.

(b)                                 Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(c)                                  Complete Agreement.  This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.  Director hereby releases the Company and its affiliates and its and their predecessors from any obligation or liability the Company or any of its affiliates or its or their predecessors owes or owed to Director or any of his affiliates and related persons prior to the date hereof.

(d)                                 Counterparts.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

(e)                                  Successors and Assigns.

(i)                                     All Director Shares will continue to be Director Shares in the hands of any holder other than Director, including any of Director’s transferees permitted hereunder or under the Stockholders Agreement (except for the Company, the Investors and the Investors’ Affiliates and except for transferees in a Public Sale).  Except as otherwise provided herein, each such other holder of Director Shares will succeed to all rights and obligations attributable to Director as a holder of Director Shares hereunder.

(ii)                                  Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Director, the Company, the Investors and their respective successors and assigns (including subsequent holders of Director Shares); provided that the rights and obligations of Director under this Agreement shall not be assignable except in connection with a permitted transfer of Director Shares hereunder.

(iii)                               Each of the Investors is intended to be a third party beneficiary of this Agreement and may enforce any rights granted to it hereunder.

(f)                                    Choice of Law.  The corporate law of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders.  All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the internal laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(g)                                 Remedies.  Each of the parties to this Agreement (including the Investor) will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor.  The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(h)                                 Amendment and Waiver.  The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Director.  No cause of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

(i)                                     Business Days.  If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or holiday in the state in which the Company’s chief executive office is located, the time period shall be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

(j)                                     Indemnification and Reimbursement of Payments on Behalf of Director.  The Company and any Subsidiaries shall be entitled to deduct or withhold from any amounts owing from the Company or any Subsidiaries to the Director any federal, state, local or foreign withholding taxes, excise taxes, or employment taxes (“Taxes”) imposed with respect to the Director’s compensation or other payments from the Company or any Subsidiaries or the Director’s ownership interest in the Company, including, but not limited to, wages, bonuses, dividends, the receipt or exercise of stock options and/or the receipt or vesting of restricted stock.  The Director shall indemnify the Company and any Subsidiaries for any amounts paid with respect to any such Taxes, together with any interest, penalties and related expenses thereto.

(k)                                  Termination.  This Agreement shall survive the termination of Director’s services with the Company or any Subsidiary and shall remain in full force and effect after such termination.

(l)                                     Generally Accepted Accounting Principles; Adjustments of Numbers.  Where any accounting determination or calculation is required to be made under this Agreement or the exhibits hereto, such determination or calculation (unless otherwise provided) shall be made in accordance with United States generally accepted accounting principles, consistently applied.  All numbers set forth herein which refer to share prices or amounts will be appropriately adjusted to reflect stock splits, stock dividends, combinations of shares, recapitalizations or other similar transactions affecting the subject class of stock.

(m)                               Waiver of Jury Trial.  Each of the parties hereto hereby irrevocably waives any and all right to trial by jury of any claim or cause of action in any legal proceeding arising out of or related to this Agreement or the transactions or events contemplated hereby or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party hereto.  The parties hereto each agree that any and all such claims and causes of action shall be tried by a court trial without a jury.  Each of the parties hereto further waives any right to seek to consolidate any such legal proceeding in which a jury trial has been waived with any other legal proceeding in which a jury trial cannot or has not been waived.

* * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Management Agreement as of the date first written above.

VI ACQUISITION CORP.

	By:	/s/ Debra Koenig
	Name:	Debra Koenig
	Its:	Chief Executive Officer

/s/ Kenneth Keymer
KENNETH L. KEYMER
DIRECTOR’S INCENTIVE COMMON

ELECTION TO INCLUDE VALUE OF

RESTRICTED PROPERTY IN GROSS INCOME

IN YEAR OF TRANSFER UNDER CODE § 83(b)

The undersigned (the “Taxpayer”) hereby elects pursuant to § 83(b) of the Internal Revenue Code to include the restricted property described below in his gross income for the tax year ending December 31, 2005 and supplies the following information in accordance with the regulations promulgated thereunder:

1.              The name, address and taxpayer identification number of the Taxpayer are:

Kenneth L. Keymer
1065 Charles Towne Square
Atlanta, Georgia 30328
Social Security #

2.              Description of property with respect to which the election is being made:

2,901 shares (the “Shares”) of Common Stock, par value $0.0001 per share, of VI Acquisition Corp., a Delaware corporation (the “Company”).

3.              The date on which property was transferred is September 1, 2005.

The taxable year to which this election relates is calendar year 2005.

4.              The nature of the restriction(s) to which the property is subject is:

A.                                   The Shares are not transferable except as permitted by a Management Agreement.  Transferees are generally subject to the same restrictions as are imposed on their transferors.  Certificates representing the Shares contain legends to give notice of restrictions on transfer.

B.                                     If the Taxpayer ceases to serve as a director or other service provider of the Company prior to certain specified time periods (the last day of each such period, a “Vesting Date”), a portion of the Shares will be subject to repurchase by the Company at the amount the Taxpayer paid for the Shares (the “Purchase Price”).  On each specified Vesting Date, a portion of the Shares subject to repurchase at the Purchase Price will lapse and such portion will then be repurchasable at its fair market value in the event the Taxpayer ceases to serve as a director or other service provided of the Company.  On the September 1, 2009 Vesting Date, all Shares then will be repurchasable at their fair market value in the event the Taxpayer ceases to serve as a director or other service provider of the Company.

5.              Fair market value:

The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $4.53 per Share.

6.              Amount paid for property:

The amount paid by Taxpayer for said property is $4.53 per Share.

7.              Furnishing statement to employer:

A copy of this statement has been furnished to the Company.

Dated:  September 6, 2005

/s/ Kenneth Keymer
Kenneth L. Keymer

This election must be filed with the Internal Revenue Service Center with which the Taxpayer files his or her Federal income tax returns and must be filed within thirty (30) days after the date of purchase.  This filing should be made by registered or certified mail, return receipt requested.  The taxpayer must retain two copies of the completed form for filing with his or her Federal and State tax returns for the current tax year and an additional copy for his or her records.

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